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                                                                     Exhibit 77I

ITEM 77I/77Q1(D) - TERMS OF NEW OR AMENDED SECURITIES:

On March 18, 2013, a Form Type 485(b), Accession No. 0001193125-13-112603, an
amendment to the registration statement of Columbia Funds Series Trust II, was filed with the SEC. This amendment registered new classes of shares of the Funds listed below, effective March 19, 2013, and describes the characteristics of the new classes of shares:

Fund                                              New Share Class
--------------------------------------------- ------------------------
Columbia Equity Value Fund                    Y